UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
July 17, 2007
Pacific Sunwear of California, Inc.
(Exact name of registrant as specified in its charter)

California	0-21296	95-3759463

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 East Miraloma Avenue, Anaheim, CA	92806-2101

(Address of principal executive offices)	(Zip Code)
(714) 414-4000
(Registrant’s telephone number, including area code)
not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement.
On July 17, 2007, Pacific Sunwear Stores Corp., a wholly-owned subsidiary of Pacific Sunwear of California, Inc. (the “Company”), completed an industrial revenue bond financing with the city of Olathe, Kansas (the “City”), that will provide property tax savings for 10 years on the Company’s new distribution center located there. In the transaction, the City purchased the land and building by issuing approximately $23.3 million in industrial revenue bonds due January 1, 2018 (“Bonds”) and leased the land and building to the Company for an identical term under a capital lease. The Bonds were purchased by the Company. Because the City has assigned the lease to the bond trustee for the Company’s benefit as the sole holder of the Bonds, the Company, in effect, controls enforcement of the lease against itself. The Company can also call the Bonds at any time it chooses, but would lose its property tax benefit in the event this transaction were to be canceled. As a result of the capital lease treatment, the land and building will remain a component of the property, plant and equipment in the Company’s consolidated balance sheet. The investment in the Bonds and the equivalent capital lease liability will also be included in the Company’s consolidated balance sheet. The total amount of Bonds authorized for issuance is $24.5 million.
The Company, as holder of the Bonds, is due interest at 7% per annum with interest payable semi-annually in arrears on January 1 and July 1. This interest income is directly offset by the lease payments on the distribution center, which are due at the same time and in the same amount as the interest income. Both the Bonds and the corresponding capital lease have 10-year terms.
Copies of the trust indenture and the lease agreement entered into in connection with this transaction are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit
Number	Description
10.1	Trust Indenture dated as of July 17, 2007 between the City of Olathe, Kansas and U.S. Bank National Association
10.2	Lease Agreement dated as of July 17, 2007 between the City of Olathe, Kansas and Pacific Sunwear Stores Corp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
Date: July 23, 2007	By:	/s/ GERALD M. CHANEY
Gerald M. Chaney
Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Trust Indenture dated as of July 17, 2007 between the City of Olathe, Kansas and U.S. Bank National Association
10.2	Lease Agreement dated as of July 17, 2007 between the City of Olathe, Kansas and Pacific Sunwear Stores Corp.